                                                                    EXHIBIT 99.1

                                  (INDUS LOGO)

CONTACTS:
Indus International                       Cameron Associates
Gary Frazier, Corporate Communications    Al Palombo
770-989-4188, gary.frazier@indus.com      212/245-8800, ext. 209


           INDUS INTERNATIONAL ACHIEVES FOURTH CONSECUTIVE QUARTER OF PROFITABILITY AND POSITIVE CASH FLOW IN FISCAL SECOND QUARTER


ATLANTA, OCTOBER 20, 2005 -- Indus International Inc. (NASDAQ: IINT), a leading Service Delivery Management (SDM) solution provider, today announced total revenue for the second quarter of fiscal 2006 of $32.9 million, compared with $32.6 million in the same quarter last year. Revenue from software license fees totaled $6.2 million during the quarter, compared to $6.5 million from the same period a year ago. Net income for the quarter was $1.6 million, or $0.03 per fully diluted share, compared to a net loss of $2.1 million, or $0.04 per fully diluted share, in the same quarter last year.

Adjusted net income for the second quarter of fiscal 2006, which excludes restructuring charges, was $1.6 million, or $0.03 per fully diluted share. Adjusted net loss for the second quarter of fiscal 2005 was $194,000, or $0.00 per fully diluted share. A reconciliation of adjusted net income (loss) is included as part of this press release.

KEY QUARTERLY FINANCIAL AND BUSINESS HIGHLIGHTS:

     o Adjusted net income rose to 3 cents per share, or $1.6 million, for the quarter ended September 30, 2005, from a net loss of $194,000 in the same quarter a year ago.

     o Cash increased by $3.2 million from June 30, 2005, cash flow from operations exceeded $3.4 million, and cash increased by more than $13.5 million over the last four quarters.

     o Signed a seven-figure contract for the company's field service management offering, Indus Service Suite, with a major North American electronics retailer and service provider.

     o Signed contracts with new customers in high-growth markets outside of our traditional target industries, including IT service providers Compugen and NexInnovations and financial group Toronto-Dominion.


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                      Indus Announces Fiscal Second Quarter 2006 Results, page 2


     o Continued to expand solution footprint with existing customers, including DUKE COGEMA STONE & WEBSTER, Sierra Pacific Power Company, British Energy and Temple Inland.

     o Licensed Service Suite in approximately 50 percent of software deals for fifth consecutive quarter, reflecting the continued success of Indus' Service Delivery Management strategy and the strength of its offering.

EXECUTIVE COMMENTARY

"Our performance this quarter demonstrates the far-reaching potential for the Service Suite application, not only in our traditional utilities market but in new industry verticals as well. Our focus is to broaden the acceptance of our products in both core and high-growth markets, and our prospects are significant," said Indus President and CEO Greg Dukat. "The second quarter is typically one of the toughest quarters to close license sales due to summer vacations, however the Indus team did a great job of delivering profitable financial results for the quarter."

Indus Chief Financial Officer Pat Henn added, "I'm extremely pleased with our operating profits and cash generation during the quarter. We are very focused on improving profitability and cash flows from operations."

BUSINESS OUTLOOK

For our fiscal year ending on March 31, 2006, we currently project adjusted net income, which excludes restructuring charges and benefits, to fall within a range of $0.12 and $0.18 per fully diluted share. A reconciliation of adjusted net income (loss) is included as part of this press release. These projections assume no significant changes to the current general economic environment and the capital spending environments within our markets over the course of the year.

INVESTOR CALL

As announced on October 12, Indus will conduct an investor conference call to discuss the Company's results and other matters related to the Company at 4:30 p.m. (Eastern) today. Investors may access the conference call over the Internet via the Company's Website (investor.indus.com), or via telephone by dialing 800-938-0653 (International callers dial 973-321-1100). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.


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                      Indus Announces Fiscal Second Quarter 2006 Results, page 3


For those who cannot listen to the live broadcast, a replay will be available through midnight (Eastern), August 11, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID #6594138; or by going to the Company's Website (Investor.Indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, individual investors may submit questions at any time prior to and during the call by sending an email to investorqa@indus.com.

ABOUT INDUS INTERNATIONAL

Indus is a leading Service Delivery Management (SDM) solution provider, helping clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, high tech, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated operating results for the year ending March 31, 2006, and the growth potential of the Company's Service Suite product. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy in the utilities market and other industry verticals, current market conditions for our products and services, our ability to achieve growth in our asset management, customer management, and field service management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our restructurings, revisions to estimates used in determining prior restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2005 Annual Report on Form 10-K and the Form 10-Q for the quarter ended September 30, 2005, anticipated to be filed with the SEC on or before November 9, 2005, for a further discussion of these and other risks.

The information presented in this press release includes financial measures using accounting principles generally accepted in the U.S. ("GAAP") and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges as well as subsequent revisions of the estimates used in the determination of such charges which relate to excess lease costs for vacated space and severance costs. We have presented such non-GAAP financial measures because we


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                      Indus Announces Fiscal Second Quarter 2006 Results, page 4 believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

                                       ###


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                      Indus Announces Fiscal Second Quarter 2006 Results, page 5


                            INDUS INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)


                                                               September 30, 2005    March 31, 2005
                                                               ------------------    --------------
ASSETS                                                            (Unaudited)

CURRENT ASSETS:

Cash and cash equivalents                                        $       32,429      $       27,779
Restricted cash                                                             395                 194
Billed accounts receivable, net                                          14,758              17,225
Unbilled accounts receivable                                              8,690              12,240
Other current assets                                                      3,489               3,672
                                                                 --------------      --------------
  Total current assets                                                   59,761              61,110

Property and equipment, net                                              28,651              30,755
Capitalized software, net                                                 4,387               5,014
Goodwill                                                                  7,442               7,442
Acquired intangible assets, net                                           9,797              10,536
Restricted cash, noncurrent                                               5,654               5,821
Other assets                                                                517                 427
                                                                 --------------      --------------
         Total assets                                            $      116,209      $      121,105
                                                                 ==============      ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes payable                                                    $          767      $          767
Accounts payable                                                          4,767               4,208
Accrued liabilities                                                      15,597              19,213
Deferred revenue                                                         29,973              33,239
                                                                 --------------      --------------
  Total current liabilities                                              51,104              57,427

Income taxes payable                                                      3,149               3,137
Mortgage and other liabilities                                           18,067              20,128

STOCKHOLDERS' EQUITY:

Common stock                                                                 58                  58
Additional paid-in capital                                              161,548             165,280
Treasury stock, at cost                                                      --              (4,681)
Deferred compensation                                                      (331)                 --
Accumulated deficit                                                    (118,127)           (121,322)
Accumulated other comprehensive income                                      741               1,078
                                                                 --------------      --------------
  Total stockholders' equity                                             43,889              40,413
                                                                 --------------      --------------

         Total liabilities and stockholders' equity              $      116,209      $      121,105
                                                                 ==============      ==============


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                      Indus Announces Fiscal Second Quarter 2006 Results, page 6


                            INDUS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, except per share data)
                                   (Unaudited)

                                                      Three Months Ended                 Six Months Ended
                                                         September 30,                      September 30,
                                                     2005             2004              2005             2004
                                                 ------------     ------------      ------------     ------------
                                                                (As restated)(1)                    (As restated)(1)
REVENUE:
      Software license fees                      $      6,190     $      6,541      $     12,793     $     15,975
      Services:
         Support, outsourcing and hosting              14,779           15,321            29,063           30,115
         Consulting, training and other                11,889           10,704            24,622           25,028
                                                 ------------     ------------      ------------     ------------
Total revenue                                          32,858           32,566            66,478           71,118
                                                 ------------     ------------      ------------     ------------

Cost of revenue:
      Software license fees                               298              581               978            2,650
      Services:
         Support, outsourcing and hosting               3,583            4,428             7,035            9,421
         Consulting, training and other                 9,627            9,386            18,918           19,954
                                                 ------------     ------------      ------------     ------------
Total cost of revenue                                  13,508           14,395            26,931           32,025
                                                 ------------     ------------      ------------     ------------
Gross margin                                           19,350           18,171            39,547           39,093
                                                 ------------     ------------      ------------     ------------

OPERATING EXPENSES:
      Research and development                          7,377            7,364            15,212           16,067
      Sales and marketing                               6,473            6,929            13,415           14,947
      General and administrative                        3,945            3,758             7,749            7,346
      Restructuring expenses                               41            1,937                84           11,538
                                                 ------------     ------------      ------------     ------------
         Total operating expenses                      17,836           19,988            36,460           49,898
                                                 ------------     ------------      ------------     ------------

Operating income (loss)                                 1,514           (1,817)            3,087          (10,805)

Other income                                               80             (197)              136             (113)
                                                 ------------     ------------      ------------     ------------

Pre-tax income (loss)                                   1,594           (2,014)            3,223          (10,918)

Provision for income taxes                                 12              117                28              221
                                                 ------------     ------------      ------------     ------------

NET INCOME (LOSS)                                $      1,582     $     (2,131)     $      3,195     $    (11,139)
                                                 ============     ============      ============     ============

NET INCOME (LOSS) PER SHARE:

         Basic                                   $       0.03     $      (0.04)     $       0.06     $      (0.19)
                                                 ============     ============      ============     ============
         Diluted                                 $       0.03     $      (0.04)     $       0.05     $      (0.19)
                                                 ============     ============      ============     ============

SHARES USED IN COMPUTING PER SHARE DATA:

         Basic                                         57,821           57,234            57,687           57,149
         Diluted                                       59,532           57,234            59,192           57,149

(1) As reported on May 10, 2005, the Company restated previously issued financial statements dating back to the fiscal year ended December 31, 2000 to reflect a correction in its accounting practices for leases and leasehold improvements.


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                      Indus Announces Fiscal Second Quarter 2006 Results, page 7


                            INDUS INTERNATIONAL, INC.
                  RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
                      (In Thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                  Six Months Ended
                                                               September 30,                      September 30,
                                                           2005             2004              2005             2004
                                                       ------------     ------------      ------------     ------------
                                                                      (As restated)(1)                   (As restated)(1)

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) *:

      Net income (loss)                                $      1,582     $     (2,131)     $      3,195     $    (11,139)
      Restructuring expenses                                     41            1,937                84           11,538
      Income tax effect                                          --               --                --               --
                                                       ------------     ------------      ------------     ------------
      Adjusted net income (loss)*                      $      1,623     $       (194)     $      3,279     $        399
                                                       ============     ============      ============     ============

                                                       ------------     ------------      ------------     ------------
ADJUSTED NET INCOME PER DILUTED SHARE*                 $       0.03     $      (0.00)     $       0.06     $       0.01
                                                       ============     ============      ============     ============

(1) As reported on May 10, 2005, the Company restated previously issued financial statements dating back to the fiscal year ended December 31, 2000 to reflect a correction in its accounting practices for leases and leasehold improvements.

* The information presented above includes financial measures using accounting principles generally accepted in the U.S. ("GAAP") and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges, as well as subsequent revisions of the estimates used in the determination of such charges, relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.



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